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                                                                   Exhibit 10.29

                            FIRST AMENDMENT TO LEASE

     This First Amendment to Lease (this "FIRST AMENDMENT") is made as of the 1st day of November, 2002 by and between BerCar II, LLC ("LANDLORD"), and Brooks-PRI Automation, Inc. ("TENANT").

1.   Reference Information.

     1.1. Landlord and Tenant entered into that certain Lease Agreement dated as of October 23, 2002 (the "LEASE"), pursuant to which Landlord is leasing to Tenant the land and improvements thereon known as 12 Elizabeth Drive, Chelmsford, MA, as more particularly described in the Lease.

     1.2. Landlord and Tenant intend to confirm the commencement of the term of the Lease and to make other revisions set forth more particularly below.

In consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

2. Incorporation; Capitalized Terms. The foregoing Reference Information hereby incorporated in this First Amendment and made part hereof for all purposes. All capitalized terms used in this First Amendment and not otherwise defined shall have the meanings given in the Lease.

3. Commencement Date. The Original Term of the Lease shall be deemed to commence on November 1, 2002, which date shall be the "Rent Day" as referred to in the Lease. Except to the extent directly affected by the foregoing change in the commencement of the term and the "Rent Day", all other dates and time periods in the Lease remain unaltered.

4. Approval of Alterations. Landlord shall not unreasonably withhold, condition or delay its approval of any alterations to the demised premises submitted by Tenant as provided in Sections 7.1.1 and 7.1.2 of the Lease or otherwise. In the event that Landlord fails to respond to a request for approval within the time frames provided in Sections 7.1.1 or 7.1.2, then Tenant may give Landlord a notice (an "ALTERATIONS REMINDER NOTICE") that a request for approval is pending and the deadline for response has passed. If Landlord fails to respond within five (5) business days of the receipt of an Alterations Reminder Notice, then Landlord shall be deemed to have approved the request that was the subject of such Alterations Reminder Notice.

5. Insurance Provisions. The first sentence of Section 4.3 of the Lease is hereby deemed deleted and replaced with the following: "Tenant shall maintain with respect to the demised premises during the term of this Lease a policy of commercial general liability insurance and if necessary commercial umbrella insurance in insurance companies authorized to do business in the Commonwealth of Massachusetts and with a financial capacity to be approved by Landlord in its commercially reasonable discretion and in amounts not less than Three Million Dollars ($3,000,000.00)."

6. Tax Payments: Notwithstanding anything in the Lease to the contrary, so long as Landlord is required to escrow and pay real estate taxes by any mortgagee holding an interest in the demised premises, then in lieu of direct payment of real estate taxes by the Tenant as provided in the Lease, Tenant shall pay to Landlord along with the monthly payment of
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     Fixed Rent an estimated payment in the amount of 1/12 of the annual real estate taxes for the demised premises with respect to any tax fiscal year (or portion thereof) which falls within the term of the Lease (the "MONTHLY ESTIMATED TAX PAYMENT"). Landlord shall from time to time render to Tenant a statement calculating the Monthly Estimated Tax Payment based on the estimated amount of real estate taxes payable by Landlord during the tax fiscal year in question, and shall adjust the Monthly Estimated Tax Payment
     (a) within 30 days of the receipt by Landlord of the quarterly real estate tax bill which sets the final assessment and final tax rate for the demised premises for the tax fiscal year in question, and (b) promptly if at any time Landlord determines that the Monthly Estimated Tax Payment is in excess or less than 1/12 of the annual amount of real estate taxes payable by Landlord. Promptly after any real estate tax payment made by or on behalf of Landlord, Landlord shall render a statement to Tenant summarizing the actual amounts of real estate taxes paid by Landlord and provide documentation confirming payment to the taxing authority. Within 30 days of the end of each tax fiscal year during the term of the Lease (and within 30 days of the earlier of either the end of the term of the Lease or the determination of the final assessment and final tax rate for the demised premises for the tax fiscal year during which the end of the term of the Lease falls), Landlord shall issue to Tenant a final statement of taxes for the tax fiscal year in question stating the total amount of real estate taxes payable by Tenant, the total amount of the Monthly Estimated Tax Payments paid by Tenant, and any excess or deficiency between those two amounts, and within 30 days of such final determination, either, (y) Landlord shall refund any excess payment of Monthly Estimated Tax Payments to Tenant, or (z) Tenant shall pay any deficiency in the Monthly Estimated Tax Payments to Landlord.

7. Ratification. Except as amended hereby, the terms and conditions of the Lease shall remain unaffected. From and after the date hereof, all references to the Lease shall mean the Lease as amended hereby. Additionally, Landlord and Tenant each confirms and ratifies that, as of the date hereof and to its actual knowledge, (a) the Lease is and remains in good standing and in full force and effect, and (b) neither party has any claims, counterclaims, set-offs or defenses against the other party arising out of the Lease or the demised premises or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

8.   General Provisions.

     8.1 Applicable Law. This First Amendment shall be deemed to have been executed and delivered within the Commonwealth of Massachusetts, and the rights and obligations of Landlord and Tenant hereunder shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts without regard to the laws governing conflicts of laws.

     8.2 Severability. If any term of this First Amendment or the application thereof to any person or circumstances shall be invalid and unenforceable, the remaining provisions of this First Amendment, the application or such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.

     8.3 Successors and Assigns. This First Amendment is binding upon and shall inure to the benefit of Landlord and Tenant, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors-in-interest and shareholders.

     8.4 Interpretation. Each party has cooperated in the drafting and preparation of this First Amendment and, therefore, in any construction to be made of this First Amendment, the same shall not be construed against either party. In the event of litigation relating to this

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          First Amendment, the prevailing party shall be entitled to reimbursement from the other party of its reasonable attorneys' fees and costs.

     8.5. Entire Agreement. This First Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions, and may not be amended, waived, discharged or terminated except by a written instrument signed by all of the parties hereto.


                         [signatures on following page]


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     IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be executed as a sealed instrument as of the day and year first above written.

                                        LANDLORD:
                                        BerCar II LLC, BY ITS MANAGERS:

                                        ALTID ENTERPRISES, LLC

                                        By: /s/ Raymond F. Carye
                                            -----------------------------
                                             Raymond F. Carye, Manager

                                        By: /s/ Barbara F. Carye
                                            -----------------------------
                                             Barbara F. Carye, Manager

                                        SENNEN REALTY TRUST

                                        /s/ Edward F. Carye
                                        --------------------------------
                                        Edward F. Carye, Trustee

                                        /s/ Barbara J. Hausman
                                        --------------------------------
                                        Barbara J. Hausman, Trustee


                                        TENANT:

                                        BROOKS-PRI AUTOMATION, INC.

                                        By  /s/ Robert J. Therrien
                                            ----------------------------
                                            Name:  Robert J. Therrien
                                            Title: President & CEO


                                        ATTEST:

                                        By /s/ Jeffrey J. Myrdek
                                           ------------------------------------
                                           Name: Jeffrey J. Myrdek
                                           Title: Director of Global Facilities